Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2016 First quarter Results

RED BANK, NJ, March 9, 2016 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2016.

RESULTS FOR the ThrEE MONTH PERIOD ENDED January 31, 2016:

●	Total revenues were $575.6 million in the first quarter of fiscal 2016, an increase of 29.1% compared with $445.7 million in the first quarter of fiscal 2015.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.6% for the first quarter ended January 31, 2016, compared with 18.2% in last year’s first quarter.

●	For the first quarter of fiscal 2016, Adjusted EBITDA was $38.8 million compared with $21.3 million during the first quarter of 2015, an 82.5% increase.

●

The pre-tax loss, excluding land related charges, in the first quarter of fiscal 2016 was $1.5 million compared with a pre-tax loss, excluding land related charges, of $17.5 million in the prior year’s first quarter.

●

The net loss was $16.2 million, including $11.7 million of land related charges, primarily related to land held for sale in Minnesota, a market we are exiting, or $0.11 per common share, for the first quarter of fiscal 2016, compared with a net loss of $14.4 million, including $2.2 million of land related charges, or $0.10 per common share, in the first quarter of the previous year.

●

The dollar value of net contracts, including unconsolidated joint ventures, during the first quarter of fiscal 2016 increased 28.2% to $668.5 million compared with $521.2 million in last year’s first quarter. The dollar value of consolidated net contracts increased 24.9% to $628.6 million for the three months ended January 31, 2016 compared with $503.2 million during the same quarter a year ago.

●

In the first quarter of fiscal 2016, the number of net contracts, including unconsolidated joint ventures, increased 16.5% to 1,592 homes from 1,366 homes during the first quarter of fiscal 2015. The number of consolidated net contracts, during the first quarter of fiscal 2016, increased 16.1% to 1,531 homes compared with 1,319 homes in the prior year’s first quarter.

●

Consolidated net contracts per active selling community increased 7.6% to 7.1 net contracts per active selling community for the first quarter of fiscal 2016 compared with 6.6 net contracts per active selling community in the first quarter of fiscal 2015. Net contracts per active selling community, including unconsolidated joint ventures, increased 6.1% to 7.0 net contracts per active selling community for the quarter ended January 31, 2016 compared with 6.6 net contracts, including unconsolidated joint ventures, per active selling community in the first quarter of fiscal 2015.

●

As of January 31, 2016, the dollar value of contract backlog, including unconsolidated joint ventures, was $1.44 billion, an increase of 49.1% compared with $965.2 million as of January 31, 2015. The dollar value of consolidated contract backlog, as of January 31, 2016, increased 39.1% to $1.29 billion compared with $925.5 million as of January 31, 2015.

●

As of January 31, 2016, the number of homes in contract backlog, including unconsolidated joint ventures, increased 30.2% to 3,238 homes compared with 2,487 homes as of January 31, 2015. The number of homes in consolidated contract backlog, as of January 31, 2016, increased 25.6% to 3,014 homes compared with 2,399 homes as of the end of the first quarter of fiscal 2015.

●

Consolidated deliveries were 1,422 homes in the first quarter of fiscal 2016, a 23.8% increase compared with 1,149 homes in the first quarter of fiscal 2015. For the three months ended January 31, 2016, deliveries, including unconsolidated joint ventures, increased 20.2% to 1,466 homes compared with 1,220 homes in the first quarter of the prior year.

●

As of end of the first quarter of fiscal 2016, active selling communities, including unconsolidated joint ventures, increased 9.6% to 228 communities compared with 208 communities at January 31, 2015. As of January 31, 2016, consolidated active selling communities increased 9.0% to 217 communities compared with 199 communities at the end of the prior year’s first quarter.

●	Total interest expense as a percentage of total revenues was 6.6% during the first quarter of fiscal 2016, a decrease of 160 basis points, compared with 8.2% in the same period of the previous year.

●	Total SG&A was $63.8 million, or 11.1% of total revenues, during the first quarter of fiscal 2016 compared with $64.6 million, or 14.5% of total revenues, in last year’s first quarter.

●	The contract cancellation rate, including unconsolidated joint ventures, for the first quarter of fiscal 2016 was 21%, compared with 18% in the first quarter of fiscal 2015.

●

The valuation allowance was $635.3 million as of January 31, 2016. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

●

During February 2016, the dollar value of consolidated net contracts increased 27.5% to $262.4 million compared with $205.8 million for February of 2015, and the number of consolidated net contracts increased 11.3% to 600 homes in February 2016 from 539 homes in February 2015.

Liquidity AND Inventory as of January 31, 2016:

●	After paying off $233.5 million of debt that matured in October 2015 and January 2016, total liquidity at the end of the first quarter of fiscal 2016 was $152.1 million.

●	During the first quarter of fiscal 2016, land and land development spending was $116.6 million.

●

As of January 31, 2016, the land position, including unconsolidated joint ventures, was 38,070 lots, consisting of 18,732 lots under option and 19,338 owned lots, compared with a total of 36,767 lots as of January 31, 2015.

●	During the first quarter of fiscal 2016, approximately 3,300 lots, including unconsolidated joint ventures, were put under option or acquired in 39 communities.

Financial Guidance:

●

Assuming no changes in current market conditions, we reiterate our prior guidance that total revenues for all of fiscal 2016 are expected to be between $2.7 billion and $3.1 billion and pretax profit excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements are expected to be between $40 million and $100 million for all of fiscal 2016.

COMMENTS FROM MANAGEMENT/Updated Strategic focus:

“We are pleased by our strong start to the fiscal year, which was highlighted by an 83% increase in adjusted EBITDA and a 49% increase in contract backlog dollars,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “During our first quarter, our 29% total revenue growth resulted in a 500 basis point improvement in our total SG&A and total interest ratios in the aggregate. Rather than focusing on additional revenue growth beyond 2016, we now plan to focus on deleveraging our balance sheet and maximizing our profitability. As part of this strategy we have decided to exit the Minneapolis, MN and Raleigh, NC markets. Additionally, we plan to wind down our operations in Tampa, FL and the San Francisco Bay Area in Northern California by delivering the remaining homes in our existing communities. We are confident these decisions will lead to continued efficiencies and ultimately improved financial performance,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2016 first quarter financial results conference call at 10:30 a.m. E.T. on Wednesday, March 9, 2016. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2015 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges to Loss Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $147.1 million of cash and cash equivalents, $2.5 million of restricted cash required to collateralize letters of credit and $2.5 million of availability under the unsecured revolving credit facility as of January 31, 2016.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for the current or future financial periods, including total revenues and adjusted pretax profits. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (1) speak only as of the date they are made, (2) are not guarantees of future performance or results and (3) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

January 31, 2016

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	January 31,
	2016	2015
	(Unaudited)
Total Revenues	$575,605	$445,714
Costs and Expenses (a)	587,319	466,846
(Loss) Income from Unconsolidated Joint Ventures	(1,480)	1,452
Loss Before Income Taxes	(13,194)	(19,680)
Income Tax Provision (Benefit)	2,979	(5,304)
Net Loss	$(16,173)	$(14,376)

Per Share Data:
Basic:
Loss Per Common Share	$(0.11)	$(0.10)
Weighted Average Number of
Common Shares Outstanding (b)	147,139	146,929
Assuming Dilution:
Loss Per Common Share	$(0.11)	$(0.10)
Weighted Average Number of
Common Shares Outstanding (b)	147,139	146,929

(a)	Includes inventory impairment loss and land option write-offs.
(b)	For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

January 31, 2016

Reconciliation of Loss Before Income Taxes Excluding Land-Related Charges to Loss Before Income Taxes

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2016	2015
	(Unaudited)
Loss Before Income Taxes	$(13,194)	$(19,680)
Inventory Impairment Loss and Land Option Write-Offs	11,681	2,230
Loss Before Income Taxes Excluding Land-Related Charges(a)	$(1,513)	$(17,450)

(a) Loss Before Income Taxes Excluding Land-Related Charges is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.

January 31, 2016

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2016	2015
	(Unaudited)
Sale of Homes	$556,775	$433,471
Cost of Sales, Excluding Interest and Land Charges (a)	464,146	354,379
Homebuilding Gross Margin, Excluding Interest and Land Charges	92,629	79,092
Homebuilding Cost of Sales Interest	16,843	11,299
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$75,786	$67,793

Gross Margin Percentage, Excluding Interest and Land Charges	16.6%	18.2%
Gross Margin Percentage, Including Interest and Excluding Land Charges	13.6%	15.6%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2016	2015
	(Unaudited)
Land and Lot Sales	$-	$514
Cost of Sales, Excluding Interest and Land Charges (a)	-	433
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	-	81
Land and Lot Sales Interest	-	19
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$-	$62

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

January 31, 2016

Reconciliation of Adjusted EBITDA to Net Loss

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2016	2015
	(Unaudited)
Net Loss	$(16,173)	$(14,376)
Income Tax Provision (Benefit)	2,979	(5,304)
Interest Expense	38,068	36,389
EBIT (a)	24,874	16,709
Depreciation	865	849
Amortization of Debt Costs	1,383	1,472
EBITDA (b)	27,122	19,030
Inventory Impairment Loss and Land Option Write-offs	11,681	2,230
Adjusted EBITDA (c)	$38,803	$21,260

Interest Incurred	$41,959	$41,472

Adjusted EBITDA to Interest Incurred	0.92	0.51

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.

January 31, 2016

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2016	2015
	(Unaudited)
Interest Capitalized at Beginning of Period	$123,898	$109,158
Plus Interest Incurred	41,959	41,472
Less Interest Expensed	38,068	36,389
Less Interest Contributed to Unconsolidated Joint Venture (a)	10,676	-
Interest Capitalized at End of Period (b)	$117,113	$114,241

(a) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in November 2015. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(b) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2016	October 31, 2015
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$147,124	$245,398
Restricted cash and cash equivalents	6,865	7,299
Inventories:
Sold and unsold homes and lots under development	1,127,416	1,307,850
Land and land options held for future development or sale	186,503	214,503
Consolidated inventory not owned	338,067	122,225
Total inventories	1,651,986	1,644,578
Investments in and advances to unconsolidated joint ventures	69,094	61,209
Receivables, deposits and notes, net	69,629	70,349
Property, plant and equipment, net	46,010	45,534
Prepaid expenses and other assets	81,186	77,671
Total homebuilding	2,071,894	2,152,038

Financial services:
Cash and cash equivalents	5,454	8,347
Restricted cash and cash equivalents	20,072	19,223
Mortgage loans held for sale at fair value	164,961	130,320
Other assets	2,971	2,091
Total financial services	193,458	159,981
Income taxes receivable – including net deferred tax benefits	287,388	290,279
Total assets	$2,552,740	$2,602,298

(1)  Derived from the audited balance sheet as of October 31, 2015.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	January 31, 2016	October 31, 2015
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages secured by inventory	$128,668	$143,863
Accounts payable and other liabilities	348,400	348,516
Customers’ deposits	42,433	44,218
Nonrecourse mortgages secured by operating properties	15,220	15,511
Liabilities from inventory not owned	242,409	105,856
Total homebuilding	777,130	657,964

Financial services:
Accounts payable and other liabilities	27,695	27,908
Mortgage warehouse lines of credit	140,356	108,875
Total financial services	168,051	136,783

Notes payable:
Revolving credit agreement	47,000	47,000
Senior secured notes, net of discount	981,716	981,346
Senior notes, net of discount	607,575	780,319
Senior amortizing notes	10,516	12,811
Senior exchangeable notes	74,720	73,771
Accrued interest	29,172	40,388
Total notes payable	1,750,699	1,935,635
Total liabilities	2,695,880	2,730,382

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2016 and at October 31, 2015	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,562,913 shares at January 31, 2016 and 143,292,881 shares at October 31, 2015 (including 11,760,763 shares at January 31, 2016 and October 31, 2015 held in treasury)	1,436	1,433
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 16,009,727 shares at January 31, 2016 and 15,676,829 shares at October 31, 2015 (including 691,748 shares at January 31, 2016 and October 31, 2015 held in treasury)	160	157
Paid in capital – common stock	704,862	703,751
Accumulated deficit	(869,537)	(853,364)
Treasury stock – at cost	(115,360)	(115,360)
Total stockholders’ equity deficit	(143,140)	(128,084)
Total liabilities and equity	$2,552,740	$2,602,298

(1) Derived from the audited balance sheet as of October 31, 2015.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Share and Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2016	2015
Revenues:
Homebuilding:
Sale of homes	$556,775	$433,471
Land sales and other revenues	604	1,121
Total homebuilding	557,379	434,592
Financial services	18,226	11,122
Total revenues	575,605	445,714

Expenses:
Homebuilding:
Cost of sales, excluding interest	464,146	354,812
Cost of sales interest	16,843	11,318
Inventory impairment loss and land option write-offs	11,681	2,230
Total cost of sales	492,670	368,360
Selling, general and administrative	47,504	47,646
Total homebuilding expenses	540,174	416,006

Financial services	8,215	7,317
Corporate general and administrative	16,321	16,908
Other interest	21,225	25,071
Other operations	1,384	1,544
Total expenses	587,319	466,846
(Loss) income from unconsolidated joint ventures	(1,480)	1,452
Loss before income taxes	(13,194)	(19,680)
State and federal income tax provision (benefit):
State	4,319	3,132
Federal	(1,340)	(8,436)
Total income taxes	2,979	(5,304)
Net loss	$(16,173)	$(14,376)

Per share data:
Basic:
Loss per common share	$(0.11)	$(0.10)
Weighted-average number of common shares outstanding	147,139	146,929
Assuming dilution:
Loss per common share	$(0.11)	$(0.10)
Weighted-average number of common shares outstanding	147,139	146,929

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)					Communities Under Development
(UNAUDITED)					Three Months - January 31, 2016
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jan 31,			Jan 31,			Jan 31,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(NJ, PA)	Home	92	107	(14.0)%	151	96	57.3%	234	157	49.0%
	Dollars	$39,784	$56,753	(29.9)%	$72,438	$50,642	43.0%	$114,350	$79,438	43.9%
	Avg. Price	$432,432	$530,402	(18.5)%	$479,721	$527,521	(9.1)%	$488,673	$505,973	(3.4)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	260	211	23.2%	206	191	7.9%	507	391	29.7%
	Dollars	$130,316	$102,109	27.6%	$93,552	$80,911	15.6%	$275,863	$210,121	31.3%
	Avg. Price	$501,215	$483,931	3.6%	$454,136	$423,620	7.2%	$544,108	$537,394	1.2%
Midwest
(IL, MN, OH)	Home	207	208	(0.5)%	274	203	35.0%	577	670	(13.9)%
	Dollars	$67,569	$70,981	(4.8)%	$91,840	$64,410	42.6%	$170,020	$195,167	(12.9)%
	Avg. Price	$326,420	$341,257	(4.3)%	$335,181	$317,290	5.6%	$294,662	$291,294	1.2%
Southeast
(FL, GA, NC, SC)	Home	213	173	23.1%	116	121	(4.1)%	376	284	32.4%
	Dollars	$90,259	$52,290	72.6%	$39,194	$37,784	3.7%	$157,001	$95,577	64.3%
	Avg. Price	$423,754	$302,257	40.2%	$337,884	$312,264	8.2%	$417,556	$336,539	24.1%
Southwest
(AZ, TX)	Home	560	538	4.1%	550	477	15.3%	1,043	831	25.5%
	Dollars	$208,642	$193,584	7.8%	$204,189	$166,609	22.6%	$427,164	$322,294	32.5%
	Avg. Price	$372,575	$359,822	3.5%	$371,253	$349,286	6.3%	$409,553	$387,839	5.6%
West
(CA)	Home	199	82	142.7%	125	61	104.9%	277	66	319.7%
	Dollars	$92,073	$27,440	235.5%	$55,562	$33,115	67.8%	$143,396	$22,936	525.2%
	Avg. Price	$462,676	$334,629	38.3%	$444,494	$542,866	(18.1)%	$517,677	$347,520	49.0%
Consolidated Total
	Home	1,531	1,319	16.1%	1,422	1,149	23.8%	3,014	2,399	25.6%
	Dollars	$628,643	$503,157	24.9%	$556,775	$433,471	28.4%	$1,287,794	$925,533	39.1%
	Avg. Price	$410,610	$381,469	7.6%	$391,543	$377,259	3.8%	$427,271	$385,800	10.7%
Unconsolidated Joint Ventures
	Home	61	47	29.8%	44	71	(38.0)%	224	88	154.5%
	Dollars	$39,821	$18,081	120.2%	$20,187	$27,578	(26.8)%	$151,716	$39,626	282.9%
	Avg. Price	$652,803	$384,707	69.7%	$458,795	$388,421	18.1%	$677,304	$450,292	50.4%
Grand Total
	Home	1,592	1,366	16.5%	1,466	1,220	20.2%	3,238	2,487	30.2%
	Dollars	$668,464	$521,238	28.2%	$576,962	$461,049	25.1%	$1,439,510	$965,159	49.1%
	Avg. Price	$419,889	$381,580	10.0%	$393,562	$377,909	4.1%	$444,568	$388,082	14.6%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)					Communities Under Development
(UNAUDITED)					Three Months - January 31, 2016
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jan 31,			Jan 31,			Jan 31,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(includes unconsolidated joint ventures)	Home	87	108	(19.4)%	159	108	47.2%	269	166	62.0%
(NJ, PA)	Dollars	$35,494	$54,601	(35.0)%	$74,694	$54,100	38.1%	$129,276	$82,082	57.5%
	Avg. Price	$407,974	$505,568	(19.3)%	$469,773	$500,924	(6.2)%	$480,580	$494,469	(2.8)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	273	228	19.7%	216	210	2.9%	524	424	23.6%
(DE, MD, VA, WV)	Dollars	$136,738	$111,562	22.6%	$99,219	$91,498	8.4%	$284,425	$230,025	23.6%
	Avg. Price	$500,874	$489,307	2.4%	$459,347	$435,704	5.4%	$542,796	$542,512	0.1%
Midwest
(includes unconsolidated joint ventures)	Home	207	208	(0.5)%	274	214	28.0%	577	676	(14.6)%
(IL, MN, OH)	Dollars	$67,569	$71,234	(5.1)%	$91,840	$67,337	36.4%	$170,020	$197,158	(13.8)%
	Avg. Price	$326,420	$342,471	(4.7)%	$335,181	$314,658	6.5%	$294,662	$291,653	1.0%
Southeast
(includes unconsolidated joint ventures)	Home	220	189	16.4%	117	141	(17.0)%	391	309	26.5%
(FL, GA, NC, SC)	Dollars	$95,086	$58,794	61.7%	$39,580	$45,834	(13.6)%	$166,366	$105,952	57.0%
	Avg. Price	$432,210	$311,080	38.9%	$338,287	$325,067	4.1%	$425,490	$342,887	24.1%
Southwest
(includes unconsolidated joint ventures)	Home	560	538	4.1%	550	477	15.3%	1,043	831	25.5%
(AZ, TX)	Dollars	$208,642	$193,584	7.8%	$204,189	$166,609	22.6%	$427,164	$322,294	32.5%
	Avg. Price	$372,575	$359,822	3.5%	$371,253	$349,286	6.3%	$409,553	$387,839	5.6%
West
(includes unconsolidated joint ventures)	Home	245	95	157.9%	150	70	114.3%	434	81	435.8%
(CA)	Dollars	$124,935	$31,463	297.1%	$67,440	$35,671	89.1%	$262,259	$27,648	848.6%
	Avg. Price	$509,937	$331,187	54.0%	$449,597	$509,591	(11.8)%	$604,284	$341,336	77.0%
Grand Total
	Home	1,592	1,366	16.5%	1,466	1,220	20.2%	3,238	2,487	30.2%
	Dollars	$668,464	$521,238	28.2%	$576,962	$461,049	25.1%	$1,439,510	$965,159	49.1%
	Avg. Price	$419,889	$381,580	10.0%	$393,562	$377,909	4.1%	$444,568	$388,082	14.6%
Consolidated Total
	Home	1,531	1,319	16.1%	1,422	1,149	23.8%	3,014	2,399	25.6%
	Dollars	$628,643	$503,157	24.9%	$556,775	$433,471	28.4%	$1,287,794	$925,533	39.1%
	Avg. Price	$410,610	$381,469	7.6%	$391,543	$377,259	3.8%	$427,271	$385,800	10.7%
Unconsolidated Joint Ventures
	Home	61	47	29.8%	44	71	(38.0)%	224	88	154.5%
	Dollars	$39,821	$18,081	120.2%	$20,187	$27,578	(26.8)%	$151,716	$39,626	282.9%
	Avg. Price	$652,803	$384,707	69.7%	$458,795	$388,421	18.1%	$677,304	$450,292	50.4%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.